Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS RECORD SECOND QUARTER RESULTS
Net Sales Growth of 23% and EPS Growth of 33%

GREENVILLE, SC -- February 9, 2016 -- ScanSource, Inc. (NASDAQ:SCSC), a leading global provider of technology products and solutions, today announced financial results for fiscal year 2016 second quarter ended December 31, 2015.

	Quarter ended December 31,
	2015	2014	Change
	(in millions, except per share data)
Net sales	$993.5	$807.0	23%
Operating income	31.9	26.0	23%
Non-GAAP operating income(1)	36.3	29.4	24%
GAAP net income	20.7	16.8	23%
Non-GAAP net income(1)	23.7	19.7	20%
GAAP diluted EPS	$0.77	$0.58	33%
Non-GAAP diluted EPS(1)	$0.88	$0.68	29%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the following Supplementary Information (Unaudited) tables.

"Strong demand across our business led to record net sales and record non-GAAP EPS,” said Mike Baur, CEO, ScanSource, Inc.  “Sales exceeded our expectations due to large deals and excellent execution by our sales and support teams across the globe.”

Net sales for the quarter ended December 31, 2015 increased 23% year-over-year to $993.5 million. The increase in net sales includes the acquisitions of Network1 in January 2015 and KBZ in September 2015. Net sales in constant currency excluding acquisitions grew 5% year-over-year.

Operating income for the quarter ended December 31, 2015 totaled $31.9 million, compared with $26.0 million in the prior year quarter. Non-GAAP operating income of $36.3 million increased 24% year-over-year, and the non-GAAP operating margin increased to 3.7%.

On a GAAP basis, net income for the quarter ended December 31, 2015 totaled $20.7 million, or $0.77 per diluted share, compared with net income of $16.8 million, or $0.58 per diluted share, for the prior year quarter. Non-GAAP net income for the quarter ended December 31, 2015 of $23.7 million increased 20%, and non-GAAP diluted earnings per share of $0.88 increased 29% year-over-year.

Share Repurchase Update

During the quarter ended December 31, 2015, ScanSource repurchased approximately 0.8 million shares for an aggregate purchase price of approximately $29.6 million. Under the Company’s $120 million share repurchase authorization through December 31, 2015, ScanSource has repurchased approximately 2.43 million shares for approximately $90.4 million, having executed 75% of the total authorization.

Exhibit 99.1

ScanSource Networking and Security

As of October 1, 2015, we branded ScanSource Security as ScanSource Networking and Security to build on the growing demand for networking solutions. With this organizational change, we moved some business operations from our Communications & Services segment to our Barcode & Security segment. Prior period results have been reclassified to provide comparable financial information.

Forecast for Next Quarter

The Company announced its current expectations for the third quarter of fiscal year 2016. ScanSource expects net sales for the quarter ending March 31, 2016 to range from $850 million to $900 million and non-GAAP diluted earnings per share to range from $0.62 to $0.70 per share. Non-GAAP diluted earnings per share exclude amortization of intangibles, change in fair value of contingent consideration and acquisition costs.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, February 9, 2016 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, utilization and further implementation of the Company's new ERP system; risks in connection with our growth which includes strategic acquisitions; expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks associated with consolidation of the Company's vendors; risks in connection with compliance with laws and regulations governing the Company's international business; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; expectations of market demand trends; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligations; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2015, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions and change in fair value of contingent consideration.
Net sales on a constant currency basis: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating

Exhibit 99.1

results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information (Unaudited) tables.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), barcode, physical security, video, voice, data networking and emerging technologies. ScanSource's teams provide value-added solutions and operate from two segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2015 Best Places to Work in South Carolina. ScanSource ranks #775 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2015	June 30, 2015*
Assets
Current assets:
Cash and cash equivalents	$39,438	$121,646
Accounts receivable, less allowance of $31,967 at December 31, 2015	588,443	522,532
and $32,589 at June 30, 2015
Inventories	604,093	553,063
Prepaid expenses and other current assets	62,563	46,917
Deferred income taxes	19,152	20,556
Total current assets	1,313,689	1,264,714
Property and equipment, net	46,642	46,574
Goodwill	83,313	66,509
Net identifiable intangible assets	54,765	46,272
Other non-current assets	50,721	52,872
Total assets	$1,549,130	$1,476,941

Liabilities and Shareholders' Equity
Current liabilities:
Current debt	$705	$2,860
Accounts payable	512,034	501,329
Accrued expenses and other current liabilities	98,683	81,000
Current portion of contingent consideration	12,605	9,391
Income taxes payable	2,287	4,180
Total current liabilities	626,314	598,760
Deferred income taxes	3,354	3,773
Long-term debt	5,429	5,966
Borrowings under revolving credit facility	108,989	—
Long-term portion of contingent consideration	11,395	24,569
Other long-term liabilities	38,855	34,888
Total liabilities	794,336	667,956
Shareholders' equity:
Common stock	89,284	157,172
Retained earnings	752,967	716,315
Accumulated other comprehensive income (loss)	(87,457)	(64,502)
Total shareholders' equity	754,794	808,985
Total liabilities and shareholders' equity	$1,549,130	$1,476,941

*	Derived from audited financial statements.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six Months ended December 31,
	2015	2014	2015	2014
Net sales	$993,522	$807,019	$1,864,350	$1,598,738
Cost of goods sold	892,889	728,908	1,676,166	1,442,981
Gross profit	100,633	78,111	188,184	155,757
Selling, general and administrative expenses	66,965	51,658	128,510	99,813
Change in fair value of contingent consideration	1,816	463	3,381	976
Operating income	31,852	25,990	56,293	54,968
Interest expense	709	207	990	397
Interest income	(767)	(492)	(1,709)	(1,327)
Other, net	278	337	958	724
Income before income taxes	31,632	25,938	56,054	55,174
Provision for income taxes	10,976	9,117	19,402	19,145
Net income	$20,656	$16,821	$36,652	$36,029
Per share data:
Net income per common share, basic	$0.78	$0.59	$1.35	$1.26
Weighted-average shares outstanding, basic	26,648	28,579	27,175	28,562

Net income per common share, diluted	$0.77	$0.58	$1.34	$1.25
Weighted-average shares outstanding, diluted	26,902	28,831	27,427	28,813

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended December 31,
Worldwide Barcode & Security:	2015	2014	% Change
Net sales, as reported	$689,530	$547,171	26.0%
Foreign exchange impact (a)	31,923	—
Net sales, constant currency	721,453	547,171	31.9%
Less: Acquisitions	(131,461)	—
Net sales, constant currency excluding acquisitions	$589,992	$547,171	7.8%

Worldwide Communications & Services:
Net sales, as reported	$303,992	$259,848	17.0%
Foreign exchange impact (a)	3,537	—
Net sales, constant currency	307,529	259,848	18.3%
Less: Acquisitions	(49,049)	—
Net sales, constant currency excluding acquisitions	$258,480	$259,848	(0.5)%

Consolidated:
Net sales, as reported	$993,522	$807,019	23.1%
Foreign exchange impact (a)	35,460	—
Net sales, constant currency	1,028,982	807,019	27.5%
Less: Acquisitions	(180,510)	—
Net sales, constant currency excluding acquisitions	$848,472	$807,019	5.1%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2015 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended December 31, 2014.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Six Months ended December 31,
Worldwide Barcode & Security:	2015	2014	% Change
Net sales, as reported	$1,263,199	$1,095,943	15.3%
Foreign exchange impact (a)	66,845	—
Net sales, constant currency	1,330,044	1,095,943	21.4%
Less: Acquisitions	(166,084)	—
Net sales, constant currency excluding acquisitions	$1,163,960	$1,095,943	6.2%

Worldwide Communications & Services:
Net sales, as reported	$601,151	$502,795	19.6%
Foreign exchange impact (a)	7,115	—
Net sales, constant currency	608,266	502,795	21.0%
Less: Acquisitions	(118,926)	(4,686)
Net sales, constant currency excluding acquisitions	$489,340	$498,109	(1.8)%

Consolidated:
Net sales, as reported	$1,864,350	$1,598,738	16.6%
Foreign exchange impact (a)	73,960	—
Net sales, constant currency	1,938,310	1,598,738	21.2%
Less: Acquisitions	(285,010)	(4,686)
Net sales, constant currency excluding acquisitions	$1,653,300	$1,594,052	3.7%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2015 into U.S. dollars using the weighted average foreign exchange rates for the six months ended December 31, 2014.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Geography:
	Quarter ended December 31,			Non-GAAP % Change
	2015	2014	% Change	Constant Currency(a)
United States	$735,642	$587,068	25.3%	25.3%
International	257,880	219,951	17.2%	33.4%
Consolidated	$993,522	$807,019	23.1%	27.5%

	Six Months ended December 31,			Non-GAAP % Change
	2015	2014	% Change	Constant Currency(a)
United States	$1,377,572	$1,182,858	16.5%	16.5%
International	486,778	415,880	17.0%	34.8%
Consolidated	$1,864,350	$1,598,738	16.6%	21.2%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and six months ended December 31, 2015 into U.S. dollars using the weighted average foreign exchange rates for the quarter and six months ended December 31, 2014. International net sales excluding the translation impact of foreign currencies for the quarter and six months ended December 31, 2015 totaled $293.3 million and $560.7 million, respectively.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended December 31, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$31,852	$31,632	$20,656	$0.77
Adjustments:
Amortization of intangible assets	2,545	2,545	1,732	0.06
Change in fair value of contingent consideration	1,816	1,816	1,244	0.05
Acquisition costs (a)	60	60	60	—
Non-GAAP measure	$36,273	$36,053	$23,692	$0.88

	Quarter ended December 31, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$25,990	$25,938	$16,821	$0.58
Adjustments:
Amortization of intangible assets	1,443	1,443	1,025	0.04
Change in fair value of contingent consideration	463	463	346	0.01
Acquisition costs (a)	1,474	1,474	1,474	0.05
Non-GAAP measure	$29,370	$29,318	$19,666	$0.68

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2015	2014
Return on invested capital (ROIC), annualized (a)	17.5%	14.8%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$20,656	$16,821
Plus: Income taxes	10,976	9,117
Plus: Interest expense	709	207
Plus: Depreciation and amortization	4,351	2,443
EBITDA	36,692	28,588
Adjustments:
Change in fair value of contingent consideration	1,816	463
Acquisition costs	60	1,474
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$38,568	$30,525

Invested Capital Calculation
Equity - beginning of quarter	$764,693	$810,265
Equity - end of quarter	754,794	818,748
Adjustments:
Change in fair value of contingent consideration, net of tax	1,244	346
Acquisition costs, net of tax	60	1,474
Average equity	760,396	815,417
Average funded debt (b)	117,421	5,429
Invested capital (denominator for ROIC) (non-GAAP)	$877,817	$820,846

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Segment Information(a)
	Quarter ended
	December 31, 2015	September 30, 2015
Net Sales:
Worldwide Barcode & Security	$689,530	$573,669
Worldwide Communications & Services	303,992	297,160
	$993,522	$870,829

Gross Profit:
Worldwide Barcode & Security	57,687	48,048
Worldwide Communications & Services	42,946	39,504
	$100,633	$87,552

Operating Income:
Worldwide Barcode & Security	$19,000	$13,814
Worldwide Communications & Services	12,912	10,847
Corporate (acquisition costs)	(60)	(220)
	$31,852	$24,441

Amortization of Intangible Assets:
Worldwide Barcode & Security	$1,047	$610
Worldwide Communications & Services	1,498	1,575
	$2,545	$2,185

Change in Fair Value of Contingent Consideration:
Worldwide Barcode & Security	$—	$126
Worldwide Communications & Services	1,816	1,438
	$1,816	$1,564

Non-GAAP Operating Income:
Worldwide Barcode & Security	$20,047	$14,550
Worldwide Communications & Services	16,226	13,860
	$36,273	$28,410

(a) As of October 1, 2015, we branded ScanSource Security as ScanSource Networking and Security to build on the growing demand for networking solutions. With this organizational change, we moved some business operations from our Communications & Services segment to our Barcode & Security segment. Prior period results have been reclassified to provide comparable financial information.

ScanSource Reports Record Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Segment Information(a)

	Quarter ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net Sales:
Worldwide Barcode & Security	$555,401	$482,780	$547,171	$548,772
Worldwide Communications & Services	301,284	280,423	259,848	242,948
	$856,685	$763,203	$807,019	$791,720

Gross Profit:
Worldwide Barcode & Security	$47,266	$41,208	$43,618	$45,743
Worldwide Communications & Services	44,052	38,808	34,493	31,902
	$91,318	$80,016	$78,111	$77,645

Operating Income:
Worldwide Barcode & Security	$12,157	$10,081	$13,269	$13,537
Worldwide Communications & Services	12,958	11,707	14,195	16,790
Corporate (acquisition costs)	(138)	(292)	(1,474)	(1,350)
	$24,977	$21,496	$25,990	$28,977

Amortization of Intangible Assets:
Worldwide Barcode & Security	$431	$464	$519	$580
Worldwide Communications & Services	1,660	1,650	924	412
	$2,091	$2,114	$1,443	$992

Change in Fair Value of Contingent Consideration:
Worldwide Barcode & Security	$806	$172	$160	$498
Worldwide Communications & Services	600	113	303	15
	$1,406	$285	$463	$513

Non-GAAP Operating Income:
Worldwide Barcode & Security	$13,394	$10,717	$13,948	$14,615
Worldwide Communications & Services	15,218	13,470	15,422	17,217
	$28,612	$24,187	$29,370	$31,832

(a) As of October 1, 2015, we branded ScanSource Security as ScanSource Networking and Security to build on the growing demand for networking solutions. With this organizational change, we moved some business operations from our Communications & Services segment to our Barcode & Security segment. Prior period results have been reclassified to provide comparable financial information.